EXHIBIT 99.1

S1 Corporation Reports Third Quarter 2011 Financial Results

Revenue Increased 15% and Adjusted EBITDA Improved 62% in the Third Quarter of 2011 Compared to the Third Quarter of 2010

Company Reaffirms Full Year 2011 Financial Guidance

NORCROSS, Ga., Nov. 7, 2011 (GLOBE NEWSWIRE) -- S1 Corporation (Nasdaq:SONE), a leading global provider of payments and financial services software solutions, today announced financial results for the third quarter and nine months ended September 30, 2011:

Financial Results and Operating Highlights

  Total revenue in the third quarter of 2011 increased 15% to $61.5 million from $53.7 million in the third quarter of 2010. Total revenue in the nine months ended September 30, 2011 increased 17% to $182.7 million from $156.6 million in the nine months ended September 30, 2010. This increase was due primarily to growth in Software licenses, Professional services, and Support and maintenance revenue in our Payments and Banking: Large FI segments and higher Hosting revenue in our Banking: Community FI segment.
  U.S. GAAP net income was $8.0 million, or $0.14 per share (diluted), in the third quarter of 2011 compared with U.S. GAAP net income of $0.9 million, or $0.02 per share (diluted), in the third quarter of 2010. GAAP earnings were $10.2 million, or $0.18 per share (diluted), in the nine months ended September 30, 2011 compared with U.S. GAAP net loss of $1.9 million, or ($0.04) per share (diluted), in the nine months ended September 30, 2010. These figures include the receipt of an $11.9 million fee associated with the termination of the merger agreement with Fundtech Ltd. ("Fundtech") in September 2011, expenses related to the ACI Worldwide, Inc. ("ACI") and Fundtech transactions of $3.0 million in the third quarter of 2011 and $4.8 million in the nine months ended September 30, 2011, and stock based compensation expense of $2.4 million and $0.2 million in the third quarter of 2011 and 2010, respectively, and $4.9 million and $1.4 million in the nine months ended September 30, 2011 and 2010, respectively.
  Adjusted EBITDA was $5.9 million in the third quarter of 2011 compared with $3.6 million in the third quarter of 2010. Adjusted EBITDA in the nine months ended September 30, 2011 was $20.2 million compared with $9.6 million in the nine months ended September 30, 2010. Adjusted EBITDA does not include stock-based compensation expense or expenses related to the ACI and Fundtech transactions and is described below and reconciled to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP in Tables 4, 5, 6 and 7, provided below.
  Net cash provided by operating activities was $29.8 million in the nine months ended September 30, 2011 compared with $26.1 million in the nine months ended September 30, 2010. The Company had cash and cash equivalents of $88.1 million at September 30, 2011.
  Revenue backlog, which is discussed in further detail below, in the Company's Payments and Banking: Large FI segments increased 15% to $65.2 million as of September 30, 2011 compared with $56.7 million as of September 30, 2010.
  Sales bookings in the Company's Payments and Banking: Large FI segments were $54.6 million during the six months ended September 30, 2011, a 6% decrease from $58.0 million during the six months ended September 30, 2010.
  On October 3, 2011, the Company entered into a Transaction Agreement with ACI and its wholly owned subsidiary, Antelope Investment Co. LLC, pursuant to which ACI will acquire the Company, subject to customary closing conditions.
  The Company reaffirmed its full year 2011 financial guidance of $240 to $250 million in revenue and $27 to $31 million in Adjusted EBITDA.

"I am pleased with our performance in the third quarter," said Johann Dreyer, Chief Executive Officer, S1 Corporation.  "Despite significant distractions during the quarter, we posted solid results and are reaffirming our full year 2011 financial guidance.  Our employees have done an outstanding job of focusing on our customers during this time and I am very proud of them.  We believe the proposed combination with ACI will create a leader in the global enterprise payments industry and we are working diligently to close the transaction with ACI as quickly as possible."

Conference Call, Webcast and Slide Information

Management will host a conference call to discuss its third quarter 2011 results on Tuesday, November 8, 2011, at 8:30 a.m. ET. Participants may access the call by dialing (877) 899-9075 (United States) or (706) 758-0819 (International) and entering passcode 24384467. Investors may also access a live audio webcast of this conference call by visiting www.s1.com and entering the Investor Relations section under "About S1".

A replay of the webcast will be available approximately two hours after the conclusion of the call. A telephone replay will also be available approximately two hours after the conclusion of the call through November 22, 2011. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter passcode 24384467.

About S1 Corporation

Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses.  For more than 20 years, S1 Corporation (Nasdaq:SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. More information is available at www.s1.com.

Forward Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations, business and any transaction with ACI.  The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "estimates," "forecasts," "intends" or similar terminology identify forward-looking statements. Forward-looking statements may include projections of our revenue, expenses, Adjusted EBITDA, revenue backlog, capital expenditures, earnings per share, product development projects, future economic performance or management objectives or any transaction with ACI. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com  or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement for any reason, even if new information becomes available.

Additional Information and Where to Find It

In connection with the previously announced pending transaction with ACI, S1 has filed a Solicitation/Recommendation Statement on Schedule 14D-9, as amended, with the Securities and Exchange Commission ("SEC").  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THAT STATEMENT AND OTHER MATERIALS FILED WITH THE SEC BY S1 AND ACI BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  S1 stockholders and other interested parties may obtain, free of charge, copies of S1's Schedule 14D-9, as amended, and other documents filed by S1 and ACI with the SEC at the SEC's website at http://www.sec.gov.  In addition, free copies of the documents filed by S1 with the SEC with respect to the exchange offer may be obtained by contacting S1's Investor Relations at (404) 923-3500 or by accessing S1's investor relations website at www.s1.com.

Non-GAAP Measures and Reconciliation to U.S. GAAP

Our results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). In addition to U.S. GAAP financial measures, we use non-GAAP measures to evaluate our financial performance, assist management decisions, and in communications with our Board of Directors, stockholders, analysts and investors concerning our financial performance. Although we believe that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with U.S. GAAP. The use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under U.S. GAAP and because they involve the exercise of management's judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement U.S. GAAP financial results. Our non-GAAP financial measures may be different from such measures used by other companies.

We are presenting Adjusted EBITDA, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income for our consolidated results and Operating income for our segment results. We define Adjusted EBITDA as, in the case of our consolidated results, Net income plus interest and other expense (income), plus income taxes or, in the case of our segment results, Operating income, in each case adjusted for depreciation, amortization of intangibles, stock-based compensation expense and expenses related to the ACI and Fundtech transactions. We believe that excluding depreciation, amortization, stock-based compensation expense and expenses related to the ACI and Fundtech transactions, interest and other expense (income) and income taxes provides supplemental information and an alternative presentation useful to investors understanding our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but they are also based on management's estimates of remaining useful lives. Additionally, while stock-based compensation is an important part of overall compensation expense, a portion of our stock-based compensation expense is the result of cash-settled stock appreciation rights that are revalued each quarter for U.S. GAAP earnings based in part on the closing price of our stock on the last day of the quarter. Consequently, fluctuations in our stock price can have a significant impact on our reported U.S. GAAP earnings. We believe that the exclusion of expenses related to the ACI and Fundtech transactions, which are one-time costs, permits a more effective evaluation and comparison of our results and performance in relation to our ongoing operations.  See Tables 4, 5, 6 and 7 for reconciliations of non-GAAP Adjusted EBITDA.

We are presenting Cash earnings per share, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income and earnings per share. We define Cash earnings as Net income plus amortization of intangibles, stock-based compensation and deferred income taxes. We calculate Cash earnings per share by adding back the per share impact of adjustments from diluted earnings per share. We believe Cash earnings per share is a useful financial measure which provides supplemental information and an alternative presentation useful to investors understanding trends of our income. Amortization of intangibles is generally expensed over several periods and may not be indicative of current cash expenditures. We believe the exclusion of stock-based compensation provides useful supplemental information to help understand the changes in our earnings per share due to the fluctuations of our cash-settled stock appreciation rights included in stock compensation. We exclude the impact of deferred income taxes on earnings as the temporary differences and the changes in valuation allowances may be misleading for trend analysis. See Table 1 for reconciliation of non-GAAP Cash earnings per share to U.S. GAAP Diluted earnings per share.

We are presenting an estimate of revenue backlog for our Payments and Banking: Large Financial Institution segments which is defined as an estimate of revenue for software licenses, including term licenses, professional services, and hosting services, in each case as specified in executed contracts that we believe will be recognized in revenue over the next 12 months. The portion of the estimate from our Banking: Large Financial Institution segment does not include revenue associated with the State Farm business or the custom development for an international branch customer ("Custom Projects"). We believe that presenting this estimate provides supplemental information and an alternative presentation useful to investors understanding trends in our business including the shift we have experienced towards recognizing more software license revenue using the percentage of completion method.

Our estimate of revenue backlog requires substantial judgment of our management, is based on a number of assumptions, which may turn out to be inaccurate or wrong, and is subject to a number of factors and uncertainties, many of which are outside of our control. Such assumptions, factors and uncertainties include, but are not limited to, the following:

  Revenue for term licenses and hosting services are the annualized amount expected over the next 12 months as of the date presented;
  Foreign currency exchange rates are assumed to remain constant over the 12 month period for contracts stated in currencies other than the U.S. Dollar;
  Perpetual licenses and professional services are based on current estimates of project completion over the next 12 months;
  Our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition or general changes in economic conditions within their industries or geographic locations;
  We may experience delays in the development or delivery of products or services specified in customer contracts; and
  Our estimate is based on constant hosting transaction volumes, and changes in hosting transaction volumes may impact the amount of revenue actually recognized in future periods.

Estimates of future financial results are inherently unreliable. Accordingly, there can be no assurance that the amounts included in our estimate of revenue backlog will be recognized over the next 12 months, or at all. Additionally, because our estimate of revenue backlog is an operating metric, it is not subject to the same level of internal review or control as a U.S. GAAP financial measure.

S1 Corporation
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)
TABLE 1

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Revenue:
Software licenses	$ 9,711	$ 6,764	$ 27,670	$ 17,335
Support and maintenance	17,468	15,648	50,576	46,436
Professional services	20,224	17,382	62,050	52,682
Hosting	14,136	13,886	42,408	40,160
Total revenue	61,539	53,680	182,704	156,613

Operating expenses:
Cost of software licenses (1)	1,049	803	2,173	1,754
Cost of professional services, support and maintenance (1)	26,086	21,311	74,142	61,386
Cost of hosting (1)	6,805	7,181	21,181	20,742
Selling and marketing	7,741	6,452	22,230	20,007
Product development	8,779	9,099	26,099	26,572
General and administrative	10,870	5,746	27,182	18,721
Depreciation and amortization	2,587	2,589	7,695	7,610
Total operating expenses	63,917	53,181	180,702	156,792

Operating (loss) income	(2,378)	499	2,002	(179)

Interest income	58	53	171	164
Interest expense	(7)	(112)	(213)	(350)
Other non-operating income (expense)	11,270	(395)	10,342	(867)
Interest and other income (expense), net	11,321	(454)	10,300	(1,053)

Income (loss) before income tax (expense) benefit	8,943	45	12,302	(1,232)
Income tax (expense) benefit	(903)	847	(2,073)	(706)
Net income (loss)	$ 8,040	$ 892	$ 10,229	$ (1,938)

Net income (loss) per share:
Basic	$ 0.15	$ 0.02	$ 0.19	$ (0.04)
Diluted	$ 0.14	$ 0.02	$ 0.18	$ (0.04)

Weighted average common shares outstanding - basic	54,528,880	53,087,495	53,829,977	52,228,006
Weighted average common shares outstanding - diluted	55,722,570	53,455,282	54,744,806	52,228,006

Reconciliation to Cash income per share:
Diluted income (loss) per share	$ 0.14	$ 0.02	$ 0.18	$ (0.04)
Amortization of intangibles	0.01	0.01	0.04	0.04
Stock-based compensation expense	0.04	--	0.09	0.03
Deferred income taxes	(0.01)	--	(0.01)	(0.02)
Non-GAAP Cash income per share	$ 0.18	$ 0.03	$ 0.30	$ 0.01

(1) Excludes charges for depreciation. Cost of software licenses includes amortization of acquired technology.

S1 Corporation
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)
TABLE 2

	September 30,	December 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$ 88,090	$ 61,917
Accounts receivable, net	51,749	44,370
Prepaid expenses	5,046	4,827
Other current assets	9,967	6,612
Total current assets	154,852	117,726
Property and equipment, net	21,723	22,330
Intangible assets, net	9,662	11,846
Goodwill, net	147,095	147,544
Other assets	6,133	10,207
Total assets	$ 339,465	$ 309,653

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 13,941	$ 9,779
Accrued compensation and benefits	13,584	9,705
Current portion of debt obligation	20	5,046
Accrued restructuring	--	1,528
Income taxes payable	1,647	1,950
Deferred revenue	45,721	38,022
Other current liabilities	3,694	2,853
Total current liabilities	78,607	68,883
Other liabilities	3,985	3,157
Total liabilities	$ 82,592	$ 72,040

Stockholders' equity:
Common stock	550	533
Additional paid-in-capital	1,812,757	1,802,795
Accumulated deficit	(1,553,588)	(1,563,817)
Accumulated other comprehensive loss	(2,846)	(1,898)
Total stockholders' equity	256,873	237,613
Total liabilities and stockholders' equity	$ 339,465	$ 309,653

Common shares issued and outstanding	55,019,593	53,317,063

S1 Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
TABLE 3

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Cash flows from operating activities:
Net income (loss)	$ 8,040	$ 892	$ 10,229	$ (1,938)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	2,879	2,881	8,571	8,373
Provision for doubtful accounts receivable and billing adjustments	(44)	612	(76)	1,540
Deferred income taxes	(878)	(101)	(635)	(657)
Stock-based compensation expense	2,395	249	4,880	1,431
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	1,360	(351)	(8,235)	10,347
(Increase) decrease in prepaid expenses and other assets	(89)	(1,925)	332	(2,305)
Increase (decrease) in accounts payable and other liabilities	2,200	(230)	3,755	158
(Decrease) increase in accrued compensation and benefits	(1,932)	397	2,107	(1,899)
Increase (decrease) in income taxes payable	1,466	428	(202)	1,360
(Decrease) increase in deferred revenue	(2,492)	(93)	9,117	9,660
Net cash provided by operating activities	12,905	2,759	29,843	26,070
Cash flows from investing activities:
Purchases of investment securities	--	--	--	(1,117)
Maturities of investment securities	--	313	--	1,384
Acquisitions, net of acquired cash	--	(1,949)	--	(31,198)
Proceeds from the sale of property, equipment and technology	139	--	139	--
Purchases of property, equipment and technology	(3,129)	(1,064)	(6,168)	(4,140)
Net cash used in investing activities	(2,990)	(2,700)	(6,029)	(35,071)
Cash flows from financing activities:
Proceeds (payments) from the exercise of stock awards	6,301	122	7,148	(26)
Payments on capital leases and debt obligations	(19)	(341)	(5,042)	(1,008)
Net cash provided by (used in) financing activities	6,282	(219)	2,106	(1,034)
Effect of exchange rate changes on cash and cash equivalents	173	535	253	333
Net increase (decrease) in cash and cash equivalents	16,370	375	26,173	(9,702)
Cash and cash equivalents at beginning of period	71,720	51,707	61,917	61,784
Cash and cash equivalents at end of period	$ 88,090	$ 52,082	$ 88,090	$ 52,082

S1 Corporation
Consolidated Statements of Operations
(In thousands)
(Unaudited)
TABLE 4

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Revenue:
Software licenses	$ 9,711	$ 6,764	$ 27,670	$ 17,335
Support and maintenance	17,468	15,648	50,576	46,436
Professional services	20,224	17,382	62,050	52,682
Hosting	14,136	13,886	42,408	40,160
Total revenue	61,539	53,680	182,704	156,613

Operating expenses:
Cost of software licenses	1,049	803	2,173	1,754
Cost of professional services, support and maintenance	26,086	21,311	74,142	61,386
Cost of hosting	6,805	7,181	21,181	20,742
Selling and marketing	7,741	6,452	22,230	20,007
Product development	8,779	9,099	26,099	26,572
General and administrative	10,870	5,746	27,182	18,721
Depreciation and amortization	2,587	2,589	7,695	7,610
Total operating expenses (1)	63,917	53,181	180,702	156,792

Operating (loss) income	(2,378)	499	2,002	(179)

Interest income	58	53	171	164
Interest expense	(7)	(112)	(213)	(350)
Other non-operating income (expense)	11,270	(395)	10,342	(867)
Interest and other income (expense), net	11,321	(454)	10,300	(1,053)

Income (loss) before income tax (expense) benefit	8,943	45	12,302	(1,232)
Income tax (expense) benefit	(903)	847	(2,073)	(706)
Net income (loss)	$ 8,040	$ 892	$ 10,229	$ (1,938)

Reconciliation to Adjusted EBITDA:
Net income (loss)	$ 8,040	$ 892	$ 10,229	$ (1,938)
Interest and other (income) expense, net	(11,321)	454	(10,300)	1,053
Income tax expense (benefit)	903	(847)	2,073	706
Depreciation	2,155	2,135	6,380	6,371
Amortization	724	746	2,191	2,002
Expenses related to the ACI and Fundtech transactions	2,991	--	4,792	--
Stock-based compensation expense	2,395	249	4,880	1,431
Non-GAAP Adjusted EBITDA	$ 5,887	$ 3,629	$ 20,245	$ 9,625

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 51	$ 88	$ 123	$ 229
Cost of hosting	23	33	83	97
Selling and marketing	748	(124)	1,257	(111)
Product development	263	35	544	26
General and administrative	1,310	217	2,873	1,190
Stock-based compensation expense	$ 2,395	$ 249	$ 4,880	$ 1,431

S1 Corporation
Payments Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 5

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Revenue:
Software licenses	$ 5,169	$ 3,437	$ 15,409	$ 9,121
Support and maintenance	6,855	5,531	19,439	15,993
Professional services	5,557	4,157	16,295	12,675
Hosting	419	314	1,024	883
Total revenue	18,000	13,439	52,167	38,672

Operating expenses:
Cost of software licenses	23	--	54	121
Cost of professional services, support and maintenance	6,935	5,096	19,338	14,059
Cost of hosting	283	221	866	612
Selling and marketing	3,453	2,592	10,119	8,353
Product development	2,043	1,700	5,226	4,574
General and administrative	3,504	1,754	8,954	5,411
Depreciation and amortization	573	500	1,654	1,462
Total operating expenses (1)	16,814	11,863	46,211	34,592

Operating income	$ 1,186	$ 1,576	$ 5,956	$ 4,080

Reconciliation to Adjusted EBITDA:
Operating income	$ 1,186	$ 1,576	$ 5,956	$ 4,080
Depreciation	441	375	1,258	1,093
Amortization	132	124	396	369
Expenses related to the ACI and Fundtech transactions	939	--	1,505	--
Stock-based compensation expense	754	89	1,593	522
Non-GAAP Adjusted EBITDA	$ 3,452	$ 2,164	$ 10,708	$ 6,064

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 19	$ 19	$ 61	$ 51
Cost of hosting	1	4	2	12
Selling and marketing	252	--	488	86
Product development	25	24	77	65
General and administrative	457	42	965	308
Stock-based compensation expense	$ 754	$ 89	$ 1,593	$ 522

S1 Corporation
Banking: Large Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 6

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Revenue:
Software licenses	$ 2,847	$ 1,806	$ 6,815	$ 3,712
Support and maintenance	6,043	5,155	17,150	15,335
Professional services	13,138	12,047	41,640	36,559
Hosting	5,939	6,379	17,597	18,969
Total revenue	27,967	25,387	83,202	74,575

Operating expenses:
Cost of software licenses	445	482	833	918
Cost of professional services, support and maintenance	14,071	10,628	39,471	30,885
Cost of hosting	3,286	3,727	10,309	11,127
Selling and marketing	2,608	2,344	7,117	7,153
Product development	3,765	3,834	12,149	12,027
General and administrative	4,360	2,531	10,622	8,439
Depreciation and amortization	1,186	1,103	3,423	3,320
Total operating expenses (1)	29,721	24,649	83,924	73,869

Operating (loss) income	$ (1,754)	$ 738	$ (722)	$ 706

Reconciliation to Adjusted EBITDA:
Operating (loss) income	$ (1,754)	$ 738	$ (722)	$ 706
Depreciation	1,186	1,103	3,423	3,320
Amortization	62	62	184	184
Expenses related to the ACI and Fundtech transactions	1,262	--	2,022	--
Stock-based compensation expense	1,072	93	2,079	557
Non-GAAP Adjusted EBITDA	$ 1,828	$ 1,996	$ 6,986	$ 4,767

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 22	$ 48	$ 28	$ 136
Cost of hosting	8	12	25	36
Selling and marketing	485	(143)	727	(252)
Product development	35	50	130	14
General and administrative	522	126	1,169	623
Stock-based compensation expense	$ 1,072	$ 93	$ 2,079	$ 557

S1 Corporation
Banking: Community Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 7

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Revenue:
Software licenses	$ 1,695	$ 1,521	$ 5,446	$ 4,502
Support and maintenance	4,570	4,962	13,987	15,108
Professional services	1,529	1,178	4,115	3,448
Hosting	7,778	7,193	23,787	20,308
Total revenue	15,572	14,854	47,335	43,366

Operating expenses:
Cost of software licenses	581	321	1,286	715
Cost of professional services, support and maintenance	5,080	5,587	15,333	16,442
Cost of hosting	3,236	3,233	10,006	9,003
Selling and marketing	1,680	1,516	4,994	4,501
Product development	2,971	3,565	8,724	9,971
General and administrative	3,006	1,461	7,606	4,871
Depreciation and amortization	828	986	2,618	2,828
Total operating expenses (1)	17,382	16,669	50,567	48,331

Operating loss	$ (1,810)	$ (1,815)	$ (3,232)	$ (4,965)

Reconciliation to Adjusted EBITDA:
Operating loss	$ (1,810)	$ (1,815)	$ (3,232)	$ (4,965)
Depreciation	528	657	1,699	1,958
Amortization	530	560	1,611	1,449
Expenses related to the ACI and Fundtech transactions	790	--	1,265	--
Stock-based compensation expense	569	67	1,208	352
Non-GAAP Adjusted EBITDA	$ 607	$ (531)	$ 2,551	$ (1,206)

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 10	$ 21	$ 34	$ 42
Cost of hosting	14	17	56	49
Selling and marketing	11	19	42	55
Product development	203	(39)	337	(53)
General and administrative	331	49	739	259
Stock-based compensation expense	$ 569	$ 67	$ 1,208	$ 352
CONTACT:  S1 Corporation
          Paul M. Parrish
          Chief Financial Officer
          404.923.3500
          paul.parrish@s1.com